Exhibit 10.37

LEASE

    THIS LEASE is made and entered into as of this 19th day of March, 1969, by and between GIN GOR JU and GOR SHEE JU (“Lessor”), and DON KOLL COMPANY, INC. (“Lessee”).

R E C I T A L S:

    A.        Lessor is the owner of a parcel of land located in the County of Orange, State of California.

    B.        Lessor is desirous of leasing to Lessee and Lessee is desirous of leasing from Lessor, such land upon the terms and conditions set forth herein.

    NOW, THEREFORE, IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

    1.        Grant. In consideration of the rents hereinafter reserved to be paid by Lessee, and the covenants and agreements to be kept, observed and performed by Lessee, Lessee hereby leases from Lessor those certain premises, described on Exhibit “A” attached hereto and made a part hereof (“leased premises”).

    2.        Term. The original term of this Lease shall be for a period of fifty-five (55) years commencing August 25, 1969, subject to extension as hereinafter provided.

    3.        Option. Lessee shall have the right to extend the term of this Lease for an additional forty-four (44) years so that the term of this Lease shall expire ninety-nine (99) years from the commencement date referred to above. This option may be exercised only by a written notice from Lessee to Lessor, which written notice must be delivered not less than ninety (90) days prior to the expiration of the original term of this Lease.

    4.        Rental.

               A.        Original Rental. As rental for the use of the leased premises for the first thirty (30) years of this Lease, Lessee shall pay to Lessor each year the sum of Forty-Three Thousand Three Hundred Sixty-Two Dollars ($43,362), payable in advance, in equal quarterly installments of Ten Thousand Eight Hundred Forty Dollars and Fifty Cents ($10,840.50) with the first payment being three (3) months from the commencement of this Lease, and quarterly thereafter.

               B.        Adjusted Rental. As rental for the use of the leased premises for the thirtieth (30th) year, and for each subsequent year thereafter, Lessee shall pay to Lessor as annual rental a sum equal to the original rental due plus an increase of Four Hundred Thirty-Six Dollars and Sixty-Two Cents ($436.62) per year for each year following the twenty-ninth (29th) year of this Lease. Such rental payment shall be payable in advance in equal quarterly installments commencing three (3) months after the payment of the final annual rental payment for the twenty-ninth (29th) year, and quarterly thereafter.

               C.        Upon execution of this Lease, Lessee has paid to Lessor the sum of Ten Thousand Eight Hundred Forty Dollars and Fifty Cents ($10,840.50), as payment for the first three (3) months rental.

    5.        Uses.

              A.         The leased premises shall not be used for any purpose in violation of the laws of the United States or of the State of California or of any city or county ordinance or regulation or of any other law, ordinance or regulation or for any unlawful purpose whatsoever or for any trade, business or use which is or may be unlawful, and Lessee shall keep and save Lessor forever harmless from any penalty or damage or charge imposed for any violation of such law, ordinance or regulation, whether occasioned by the act or negligence of Lessee or of any person or persons occupying or holding the leased premises under Lessee.

               B.        Subject to the limitations as above stated, Lessee and its successors and assigns may use the leased premises for any and all purposes or uses, without restriction or limitation of any kind or nature, and may construct, erect or place on the leased premises any and all improvements, structures and real and personal property it may elect; provided, however, that nothing contained in this Lease shall require Lessee to use the leased premises for any purpose or use or at all or to construct, erect or place any improvements, structures or real or personal property on the leased premises or any part thereof. Without limitation upon the generality of the foregoing, Lessee shall be at liberty to excavate, alter or improve the leased premises as it may elect and to place such permanent or temporary improvements on the leased premises as it may elect and to alter or enlarge such improvements, all without limitation of any kind or nature, except as expressly set forth in this Lease. Lessee shall be at liberty to diminish, demolish or otherwise remove in whole or in part whatever improvements, structures or real or personal property may be on the leased premises at the commencement of, or at the time or times during the term of this Lease (whether or not constructed, erected or placed on the leased premises by Lessee), all without limitation of any kind or nature, except as expressly set forth in this Lease. Any proceeds or credit resulting from the sale or other disposition of the materials salvaged from any such improvements, structures or real or personal property, or any portion thereof, removed by Lessee, shall belong to Lessee. Without limitation on the indemnification of Lessor by Lessee for death of persons or injury to persons or property specified in any other portion of this Lease, Lessee shall have no liability to Lessor for damage to or destruction of the leased premises or any improvements, structures or real or personal property at any time or times hereafter situated thereon for or by reason of any matter, thing or cause whatsoever, including the negligence of Lessee or of any agent, employee, servant, licensee or invitee of Lessee. Lessee shall not be obligated to maintain, repair, restore, improve or alter the leased premises or any portion thereof, or any improvements, structures or real or personal property on the leased premises at the commencement of, or any time or times during this Lease, except as expressly required by the provisions of this Lease. However, Lessee shall cause the leased premises to be maintained in a reasonably neat and orderly condition for the use of the leased premises at the time, and Lessor may, at all reasonable times, enter the leased premises (but not any buildings or structures thereon) for the purpose of determining that Lessee is complying with such requirements.

    6.        Cooperation. Lessor agrees to cooperate fully with Lessee in Lessee’s development of the leased premises including the dedication, in fee or easement, of any portion of the leased premises required to be dedicated as a condition to Lessee’s use or improvement of the leased premises, but in the event of such dedication the lessening of the area of the leased premises shall not result in a reduction of any rental due hereunder. Further, Lessor agrees to cooperate in and execute any documents necessary to secure zoning or use variances necessary for any use of the leased premises by Lessee or any other documents or instruments required by Lessee to secure the improvement of the leased premises. Further, Lessor shall execute all amendments to this Lease as shall be requested by Lessee and shall be

               A.        Required by any bank, insurance company, savings and loan association or other financial institution in connection with any financing or loan or loans which Lessee may desire in connection with the leased premises or any improvements, structures or property thereon or to be constructed thereon, or

               B.        Required by any governmental regulatory body, which amendments either

               (i)        Are for the purpose of clarifying any provision of this Lease, or

               (ii)       Involve no substantial economic deterrent to Lessor or any substantial detraction from the protection of Lessor under this Lease.

                Notwithstanding anything contained herein, all such development shall be at Lessee’s sole cost and expense and at no cost or expense to Lessor.

    7.        Expenses. Lessee agrees to pay all real property taxes and assessments, personal property taxes and assessments, all claims or liens for water, gas, electricity, telephone service or other commodities or services furnished to the leased premises during the term of this Lease, and any and all other expenses incurred by Lessee on the leased premises.

    8.        Insurance. At all times during the term of this Lease, Lessee shall provide and maintain insurance against the hazards and in the amounts hereinafter set forth; certificates of all policies evidencing such insurance shall be delivered to Lessor; all loss payable thereunder shall be payable to Lessee except as hereinafter set forth; the nature and amount of the insurance which Lessee is required to procure and maintain under the provisions hereof are as hereinafter set out.

               A.       Public Liability Insurance. Insurance against loss or damage resulting from accidents in, on or about the leased premises or adjoining sidewalks, streets or entrances on the leased premises, in an amount of One Hundred Thousand Dollars ($100,000) for injury to or death of one (1) person in any single accident, and Three Hundred Thousand Dollars ($300,000) for injury to or death of two (2) or more persons in any single accident, and Fifty Thousand Dollars ($50,000) for damage to property; Lessor shall be named as an insured in the policy of insurance.

               B.        Mandatory Insurance. All other insurance, if any, as may be required by any ordinance, law or governmental regulation to be carried and maintained by the owner of all or any part of the leased premises or by the owner of the reversionary interest therein, or by the owner of the leasehold interest therein hereby created.

    9.        Indemnity. Lessor shall not be liable to Lessee or any other person whomsoever for or on account of any injury or damage occasioned or claimed to have been occasioned by reason of the condition or lack of repair of the leased premises, or the condition, construction or lack of repair of any improvements thereon, or by reason of any act or thing done or omitted to be done by Lessee, its agents, employees, servants, licensees or invitees; and Lessee shall indemnify and hold Lessor harmless from and on account of any and all loss or damage, including attorneys’ fees, sustained or incurred by reason of the death of any person or any injury to person or property resulting from or caused by, or claimed to have resulted from or have been caused by the construction, condition or lack of repair of the leased premises or any improvements thereon including, but without limiting the generality of the foregoing, all gas, water, steam and other pipes and appliances, wiring, electrical appliances, heating appliances, and cooling systems, elevators, engines, machinery and other apparatus of whatever description or any act or thing done or omitted to be done by Lessee, its agents, employees, servants, licensees or invitees.

    10.        Lessor Maintenance. Lessor shall not be called upon to make any improvements, alterations, additions or repairs to or upon the leased premises or any part thereof, of any buildings or improvements located thereon, and the parties hereto expressly waive any provisions of law in contravention thereof.

    11.        Mechanic’s Liens. Lessee shall at all times save and keep Lessor and the leased premises free and harmless from any and all liability on account of or in respect to any mechanic’s lien or liens or liens in the nature thereof, for work or labor done or materials furnished at the instance or request of Lessee, in, about or upon the leased premises.

    12.        Condemnation. If at any time during the term hereof the leased premises, or any part thereof, are condemned by public authority under the laws of the eminent domain, and in every such case the leasehold estate of Lessee and any of its sublessees in the portion or portions of the premises so condemned shall forthwith terminate and all compensation and damages that shall be awarded by reason of such condemnation shall be paid as follows:

               A.        Lessor shall receive that portion of the award attributable to the land and severance damages, if any, to the land, reduced by any payments for the bonus value of this Lease and any subleases paid to Lessee.

               B.        Lessee shall receive all damages attributable to any buildings or improvements, severance damages attributable to any buildings or improvements and the bonus value, if any, of this Lease and any subleases. If any such condemnation shall prevent the continued use and occupancy of the leased premises for any purposes contemplated by Lessee or its sublessees, then Lessee may, at its option, terminate this Lease upon written notice thereof to Lessor, and thereupon all rights and interests under the lease and under all subleases made hereunder shall cease and terminate, except as otherwise provided in this Lease. If only a portion of the leased premises shall be condemned so as not to prevent the continued use of the remainder of the leased premises as aforesaid, this Lease shall continue as the remaining portion of the leased premises and the rental shall be reduced in an equitable manner.

    13.       Hypothecation.

               A.        Of the Whole. Lessee shall at all times during the term of this Lease, without the consent of Lessor, have the right to encumber this Lease and the leasehold estate created hereby, by mortgages or deeds of trust upon and subject to the terms, covenants and conditions herein set forth and to the further assignment of said Lease by Lessee to such lenders as security or in lieu of foreclosure thereon by such lenders under such loans, to wit:

                              (1)       That except as hereinafter otherwise provided, any such mortgages or deeds of trust and all rights thereunder shall be subject to each and all of the terms, covenants and conditions of this Lease and to all rights and interests of Lessor hereunder;

                              (2)        That should there be any conflict between the provisions of this Lease and the provisions of any such mortgages or deeds of trust, the provisions hereof shall control;

                              (3)        That in the event this Lease or any leasehold interest created hereby shall be acquired by any mortgagee under any such mortgage, or by any beneficiary under any such deed of trust, by transfer or assignment of this Lease in lieu of foreclosure, or by any successful bidder at any foreclosure or trustee’s sale, that any such mortgagee, beneficiary or successful bidder thereunder shall and must within ninety (90) days after the acquisition of said Lease and said leasehold estate assume in writing the performance (during the period of ownership by such mortgagee, beneficiary or successful bidder) of each and all of the terms, covenants and conditions herein provided to be kept and performed by Lessee named in this lease;

                              (4)        That no such mortgagee or beneficiary shall be liable to Lessor as an assignee of this Lease unless and until such time as such mortgagee or trustee shall acquire the rights of Lessee hereunder by foreclosure, or other appropriate proceedings in the nature thereof, or as a result of any other action or remedy provided for by such mortgage or deed of trust or by proper conveyance from Lessee;

                              (5)        That Lessor shall not terminate this Lease because of any default or breach by Lessee, if the holder of any such mortgage or deed of trust covering this Lease, who shall have in writing requested written notice from Lessor of default or breach of this Lease by Lessee and who has furnished the name or address of such person or entity to whom notice is to be delivered, of Lessor’s intent to terminate this Lease for any default or breach, shall either cure such default or breach within ninety (90) days from the date of such notice, if the same can be cured, or if such default or breach cannot be cured, or cannot be remedied within said ninety (90) day period, Lessor shall notify any such lender in writing that it will not terminate or declare forfeiture of said Lease if the lender, as soon as possible, shall:

                                           (a)       Commence in good faith to cure such default or breach, if curable, and thereafter diligently prosecute the same to completion; or

                                           (b)        Institute proceedings for the foreclosure of such mortgage or deed of trust and thereafter diligently prosecute the same to completion; and

                                           (c)        Undertake in writing to keep and perform all the terms, covenants and conditions of this Lease which are to be kept and performed by Lessee until such time as this Lease and the leasehold estate created thereby shall be sold on foreclosure pursuant to the foreclosure of any such mortgages or deeds of trust, or shall be released from said mortgage or reconveyed under said deed of trust;

                                           (d)        If this Lease is terminated pursuant to any of the terms or provisions hereof or if, for any reason, the lender cannot complete his foreclosure proceedings, Lessor agrees, should said Lease be terminated, to immediately thereafter enter into a new Lease with the lender upon the same rental and other terms and conditions as the original Lease. The term of such new lease shall be at least equal to the unexpired term of the original Lease. Anything in this Lease to the contrary notwithstanding, if the mortgagee under a mortgage or a beneficiary under a deed of trust acquires the leasehold estate created hereby by transfer or assignment of this Lease in lieu of foreclosure, by foreclosure or by any successful bidder at any foreclosure or trustee’s sale, or by entering into a new Lease with Lessor hereunder as hereinabove provided, any such parties or any subsequent owners of the Lease shall not be liable for performance of any of Lessee’s obligations, except those which mature during the respective period of ownership of the leasehold.

                              (6)        That if the owner or holder of any such mortgage or mortgages or any deed or deeds of trust shall fail or refuse to comply with any of the terms, covenants or conditions of this section, Lessor shall be released from the covenant of forbearance herein contained;

                              (7)        That when any rights are acquired by any mortgagee or beneficiary, then any and all rental in arrears, together with any and all payments of money required to be made by the terms hereof which may be in default and unpaid shall be paid by the party or parties acquiring Lessee’s rights hereunder; on or before thirty (30) days from the date of such acquisition, with interest at six per cent (6%) per annum from the date said rental was due;

                              (8)        Lessee shall furnish Lessor on demand, copies of all mortgages or deeds of trust covering this Lease and the leasehold interest created hereby together with the name and address of the owner or holder thereof;

                              (9)        At all times during the term of this Lease that this Lease and the leasehold interest created hereby remain encumbered to lenders, Lessor and Lessee hereby agree that no changes, amendments or supplements to this Lease will be made except those that are approved and accepted by any such lender during the term of any such loan.

               B.        Of a Portion.

                             (1)        Lessee shall have the right to encumber one or more portions of the leased premises; provided, however, that in the event of such encumbrances, all of the provisions of Paragraph A of this Article 13 shall apply thereto, except subsection 7. In the event any part or portion of the leased premises is so hypothecated and is thereafter acquired by any mortgagee, beneficiary by transfer or assignment in lieu of foreclosure or by any successful bidder at any foreclosure or trustee’s sale, the rental that shall be paid by said mortgagee, trustee, assignee or bidder to Lessor for said part or portion so acquired shall be an amount which bears the same ratio to the total rent of the leased premises as the square footage of the part or portion so acquired bears to the total square footage of the leased premises.

                             (2)        If a person, firm or corporation who acquires a part or portion of the leased premises shall fail or refuse to comply with any of the terms, covenants or conditions of this section, Lessor shall be released from any covenant of forebearance contained within this Article.

                             (3)        In the event a default occurs on or in connection with any property other than the part or portion so acquired, said default or any termination of this Lease resulting therefrom shall not in any way affect said part or portion of the leased premises.

    14.        Assignment and Subleases. Lessee may at any time and from time to time, without restriction or limitation of any kind or nature and without the prior consent of Lessor, sell, assign, sublet or transfer this Lease or any interest herein or hereunder or any improvements or structures, or any portion thereof, now or at any time or times thereafter on the leased premises or any portion thereof, to any firm, person, corporation or entity; subject, however, to the following provisions:

               A.        In the event that Lessee assigns all of its rights under this Lease to an assignee who agrees in writing to assume all the duties and obligations of Lessee under this Lease, then, if approved by Lessor, which approval shall not be unreasonably withheld, Lessee shall be relieved of all obligations hereunder accruing or arising after such sale, transfer or assignment.

               B.        The sublease or subleases granted by Lessee may cover all or any portion or portions of the leased premises or any improvements and structures at any time or times now or hereafter on the leased premises and may, at Lessee’s discretion, include the right in such subleases to in turn further sublet any portion of the leased premises and any improvements and structures thereon. Each such sublease granted by Lessee shall be for a term no longer than the unexpired term of this Lease. Lessor shall be given a certified copy of each sublease at least fifteen (15) days prior to the commencement of the term of such sublease. In the event of termination of this Lease prior to the expiration of the term of any such sublease or subleases, then Lessor’s interest in the leased premises and in any improvements and structures thereon shall be subject to such sublease or subleases and such termination shall operate as an assignment of such sublease or subleases to Lessor; subject to the following provisions:

               (1)        Provided that the rental under each sublease is equal to or greater than a dollar amount which bears the same relation to the total rental due hereunder as the area within the portion so sublet bears to the total area of Subject Property; and that the sublease recites that it is subject to the terms and conditions of this Lease.

              If requested by any sublessee, Lessor agrees to execute an attornment agreement with such sublessee providing that Lessor will attorn and be bound by such sublease, to all intents and purposes as though such sublease were a lease directly with Lessor.

    15.        [Intentionally omitted.]

    16.        Default. Should Lessee default in the payment of any installment of rent, or any other sum provided in this Lease to be paid by Lessee at the time herein specified, or should Lessee default in the performance of or breach any other covenant, condition, or restriction of this Lease herein provided to be kept and performed by Lessee, and should such default or breach continue uncured for a period of ninety (90) days from and after the giving of written notice thereof by Lessor to Lessee, then and in any such event Lessor may, at its election, terminate this Lease by giving Lessee written notice thereof; subject, however, to the rights of any lender as set in Article 13 hereof, and of any sublessee as set forth in Article 14 hereof, and upon such termination, Lessor may, without further notice or demand or legal process, without prejudice to any other remedy or right of action as hereinafter provided, re-enter and take possession of the leased premises and, except as otherwise provided in this Lease, oust Lessee and all persons claiming under Lessee therefrom.

    Except for a default by Lessor, any termination of this Lease as herein provided shall not relieve Lessee from the payment of any sum or sums as shall then be due and payable to Lessor hereunder or any claim of damages then or thereafter accruing against Lessee hereunder, and any such termination shall not prevent Lessor from enforcing the payment of any such sum or sums or claim for damages by any remedy provided by law or from recovering damages from Lessee for any default hereunder.

    17.        Termination. Upon the termination of this Lease by expiration of time or otherwise, the rights of Lessee and of all persons, firms, corporations and entities claiming under Lessee in and to the leased premises shall cease, except as set forth in Articles 13 and 14 hereof. Lessee shall not be required to remove from the leased premises on or at any time or times prior to the termination of this Lease any trade fixtures, real or personal property, improvements or structures at any time or times on or about the leased premises except as expressly required by the provisions of this Lease. Lessee may, however, at its election, remove from the leased premises at any time or times prior to the termination of this Lease any trade fixtures, real or personal property, improvements or structures at any time or times on the leased premises. Any trade fixtures, real or personal property, improvements or structures (other than trade fixtures and personal property belonging to any firm, person, corporation or entity other than Lessee) remaining on the leased premises at the termination of this Lease shall be the property of Lessor. Lessee shall leave the leased premises at the termination of this Lease in a reasonably neat and orderly condition and with any excavations on said premises filled in.

    Should Lessee hold over after the termination of this Lease, with the consent of Lessor, express or implied, the resulting tenancy shall be construed to be only from month to month at a monthly rental equal to one-twelfth (1/12th) of the total rental payable under the terms hereof during the one (1) year period ending on such termination. The term of this Lease shall not be renewed or extended except by an agreement of Lessor and Lessee in writing.

    18.        Quiet Enjoyment. If and so long as Lessee shall pay the rent reserved under this Lease whenever the same shall become due and payable and shall observe all of the covenants and agreements required by it to be observed during the term of this Lease and shall perform all its other obligations hereunder, Lessor agrees it will not interfere with the peaceful and quiet occupation and enjoyment of the leased premises by Lessee, which occupation and enjoyment shall be without hindrance, ejection or molestation by Lessor or anyone claiming by, through or under Lessor. Lessor shall not have the right to terminate this Lease due to damage to the leased premises or destruction or damage to any improvements now or thereafter constructed on the leased premises, or any part thereof, and Lessor hereby waives any such right which it may now or hereafter have pursuant to any statute, regulation or law.

    19.        Title Policy. Upon commencement of this Lease, Lessor agrees to furnish Lessee with a CLTA standard coverage leasehold policy of title insurance issued by Title Insurance and Trust Company, with liability in the sum of Six Hundred Eighty Thousand Dollars ($680,000) insuring Lessee’s leasehold interest in the leased premises, subject to this Lease, and also subject to encumbrances, exceptions, reservations, restrictions, covenants, easements, conditions, rights and rights-of-way of record and to taxes, bonds and assessments, a lien not yet payable or delinquent, as shown on that preliminary title report approved by Lessee. Lessor shall pay all costs of said title policy.

    20.        Miscellaneous.

               A.        Notices. Any notice required or permitted to be served under this Lease or by law shall be deemed served by delivering or mailing the same, certified or registered mail, postage fully prepaid, as follows:

               To Lessor:

               To Lessee:

or such other place or places as either of the parties hereto may from time to time designate in writing.

               B.        Attorneys’ Fees. In the event any action is brought by Lessee or Lessor to enforce or for the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees to be fixed by the Court, together with costs of suit therein incurred.

               C.        Waiver. No waiver of any breach of any of the terms, covenants, agreements, restrictions or conditions of this Lease shall be construed as a waiver of any succeeding breach of any of the same or other covenants, agreements, restrictions or conditions hereof.

               D.        Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters covered thereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.

               E.        Lease Binding Upon Heirs. Each of the terms, covenants and conditions of this Lease shall extend to any be binding upon and shall inure to the benefit of not only Lessor and Lessee, but each of their respective heirs, administrators, legal representatives and assigns. Whenever in this Lease reference is made to either Lessor or Lessee, the reference shall be deemed to include, wherever applicable, the heirs, legal representatives, and administrators and assigns, the same as if such parties were named in every case.

               F.        Topical Headings. Captions of the articles or parts of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

               G.        Language. The words “Lessor” and “Lessee”, when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one (1), the obligations hereof shall be joint and several. The word “persons” wherever used shall include individuals, firms, associations and corporations. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and shall not be construed strictly for or against Lessor or Lessee.

               H.        Invalidity. If any provision of this Lease shall prove to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

               I.        Fixtures. All trade fixtures, equipment and signs installed by Lessee or sublessees shall be and remain the property of the person, firm or corporation installing the same and may be removable at any time during the term of this Lease.

               J.        Time of the Essence. Time is expressly declared to be the essence of this Lease.

               K.        Short Form. Lessor and Lessee shall execute that Memorandum of Lease attached hereto as Exhibit “B” and made a part hereof. Either party may record said Memorandum of Lease.

               L.        Certificate of Lessor. Lessor agrees that, upon the request of Lessee, any assignee of Lessee, any sublessee or any mortgagee or beneficiary under any deed of trust, Lessor will certify in writing as to whether or not Lessee is then in default in the observance or performance of any covenant, agreement or obligation of Lessee contained in this Lease.

               M.        Lessor retains all minerals and oil rights.

              IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

/s/ GIN GOR JU

GIN GOR JU

/s/ GOR SHEE JU

GOR SHEE JU

"LESSOR"

/s/ DONALD M. KOLL

/s/ RICHARD C. ELLIOTT

"LESSEE"

LEASE

(Short Form – Memorandum)

    THIS LEASE, made as of the 19th day of March, 1969, by and between

    GIN GOR JU and GOR SHEE JU ("Lessors") and

    DON KOLL COMPANY, INC., a California corporation, with its principal office located at 17755 Sky Park Circle, Irvine, California 92664 ("Lessee").

    1.        Lessors do hereby lease to Lessee at the rental and upon all of the conditions and terms set forth in that certain Lease dated March 19, 1969, by and between the parties hereto, which Lease by this reference is incorporated herein, all that certain real property situated in the County of Orange, State of California, as described in Exhibit “A” attached hereto and made a part hereof by reference.

    2.        The term of this Lease is for a period of fifty-five (55) years, commencing on August 25, 1969, and Lessee has an option to extend term of the Lease for an additional forty-four (44) years so that the term of the Lease may expire ninety-nine (99) years from the commencement date referred to above.

    3.        The aforementioned incorporated Lease provides among other things that the Lessee hereunder shall pay all taxes, general and special assessments and other charges of every description which during the term of this Lease may be levied upon or assessed against the leased land and all interest therein and all improvements and other property thereon, whether belonging to the Lessors or Lessee.

    4.        Should there be any inconsistency between the terms of this instrument and the Lease incorporated herein, the terms of the said incorporated Lease shall prevail.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

/s/ GIN GOR JU

GIN GOR JU

/s/ GOR SHEE JU

GOR SHEE JU

"Lessors"

(seal)	DON KOLL COMPANY, INC., a
California Corporation

By	/s/ DONALD M. KOLL

"Lessee"

By	/s/ RICHARD C. ELLIOTT

"Lessee"

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE executed on July 30, 1970, between GIN GOR JU and GOR SHEE JU (“Lessor”) and DON KOLL COMPANY, INC. (“Lessee”) is entered into based upon the following facts:

    A.        Lessor and Lessee entered into a lease dated March 19, 1969.

    B.        On December 8, 1969 Lessee assigned all right, title and interest in said lease to KOLL INCOME PROPERTIES, INC., a California corporation.

    C.        Lessor and KOLL INCOME PROPERTIES, INC., as successor Lessee desire to amend the lease.

    THEREFORE, for valuable consideration it is agreed as follows:

    1.        Article 13(B)(3) on page 13 of the lease is amended to read as follows:

In the event a default occurs or shall have occurred on or in connection with any property other than the part or portion so acquired, said default or any termination of this lease resulting therefrom shall not in any way affect said part or portion of the leased premises so acquired, nor shall the party acquiring said portion be obligated to comply with any term, covenant or condition of this lease insofar as it may affect only said other property or to remedy any default thereunder.

    2.        Article 20(a) on page 21 of the lease is amended by inserting the following addresses:

               To Lessor:

                    Gin Gor Ju
                    Gor Shee Ju
                    18802 S. Stark Avenue
                    Cerritos, Cal.  90701

               To Lessee:

                    Koll Income Properties, Inc.
                    17755 Skypark Circle
                    Irvine, California  92664

    3.        Except as herein set forth all other terms of the lease shall continue in full force and effect and are ratified and confirmed.

/s/ GIN GOR JU

Gin Gor Ju

/s/ GOR SHEE JU

Gor Shee Ju
"Lessor"

KOLL INCOME PROPERTIES, INC.

By	/s/ DONALD M. KOLL

By	/s/ D. P. MIDDLEMAS

"Lessee"

ASSIGNMENT

        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, Koll Income Properties, Inc., a California corporation, does hereby transfer and assign to Leo Eisenberg, Harry A. Morris, Jack W. Steadman, William C. Chapman, Ray R. Evans, Lamar Hunt and Abe Yeddis and their successors in office, as Trustees of First Fidelity Investment Trust, a business trust organized under the laws of the State of Missouri under a Declaration of Trust dated August 19, 1969, as amended, all right, title and interest of the undersigned corporation as Lessee in and under that certain Lease dated March 19, 1969, between Gin Gor Ju and Gor Shee Ju as Lessor and Don Koll Company, Inc., a California corporation, as Lessee, a short form of which Lease was recorded August 25, 1969 in Book 9060, Page 516 of Official Records of Orange County, California, which was assigned by Don Koll Company, Inc. to Koll Income Properties, Inc. by written assignment recorded December 12, 1969 in Book 9163, Page 24 of Official Records of Orange County, California as amended by that certain First Amendment to Lease dated July 30, 1970 as to that portion of the property described in Exhibit “A” attached hereto and incorporated herein by reference together with all buildings and other improvements on said land.

        The aforesaid Lease dated March 19, 1969 and all amendments thereto shall hereafter be collectively referred to as the Original Lease.

        In the event a default occurs under the Original Lease on or in connection with any property other than the property described in Exhibit “A” attached hereto and herein assigned, said default or any termination of the Original Lease shall not in any way affect that said part or portion of the leased premises herein assigned. Nor shall the assignee, the trustees of FIRST FIDELITY INVESTMENT TRUST, be obligated to comply with any term, covenant or condition of the Original Lease which affects only such property as is not assigned herein. Nor shall said assignee be subject to the terms and provisions of any future amendment to the Original Lease which the assignee has not approved in a recordable written document.

        It is agreed and understood that the rental that shall be paid by said FIRST FIDELITY INVESTMENT TRUST for the portion of the real estate herein assigned shall be an amount which bears the same ratio to the total rent of the Original Lease as the square footage of the part or portion herein assigned bears to the total square footage of the real estate premises covered by the Original Lease. It is specifically agreed and understood that the portion of the “Original Rental” under the provisions of Section 4a of the Original Lease allocable to the real estate herein assigned shall be THIRTY THREE THOUSAND ONE HUNDRED DOLLARS AND NO/100 ($33,100.00) each year, payable in equal quarterly installments of EIGHT THOUSAND TWO HUNDRED SEVENTY-FIVE AND NO/100 ($8,275.00) and adjusted thereafter as provided in said Original Lease.

KOLL INCOME PROPERTIES, INC.

By	/s/ Donald M. Koll

Donald M. Koll, President

By	/s/ David P. Middlemas

David P. Middlemas, Secretary

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the 15th day of March, 1976, by and between GIN GOR JU and GOR SHEE JU (“Lessor”) and KOLL INCOME PROPERTIES, INC., successor in interest to Don Koll Company, Inc. (“Lessee”) based upon the following facts:

    A.        Lessor and Don Koll Company, Inc. entered into a Lease dated March 19, 1969.

    B.        On December 8, 1969 Don Koll Company, Inc. assigned all its right, title and interest in said Lease to Koll Income Properties, Inc.

    C.        On July 30, 1970 Lessor and Lessee executed a First Amendment to Lease.

    D.        Lessor and Lessee now desire to further amend the Lease.

    NOW, THEREFORE, for valuable consideration, it is agreed as follows:

    1.        Paragraph “20. Miscellaneous., Subparagraph A. “Notices” is deleted in its entirety and the following paragraph is substituted therefor:

              “A.       Notices. Any notices required or permitted to be served under this Lease or by law shall be deemed served by delivering or mailing the same, certified or registered mail, postage fully prepaid, as follows:

               To Lessor:

                    Gin Gor Ju and Gor Shee Ju
                    18802 South Stark Avenue
                    Cerritos, California  90701

               To Lessee:

                    Koll Income Properties, Inc.
                    1901 Dove Street
                    Newport Beach, California  92660

    2.        Paragraph “20. Miscellaneous., Subparagraph L. Certificate of Lessor” is deleted in its entirety and the following paragraph is substituted therefor:

              “L.       Certificate of Lessor/Notice of Default. Lessor agrees that, upon the request of Lessee, any assignee of Lessee, any sublessee or any mortgagee or beneficiary under any deed of trust, Lessor will certify in writing as to whether or not Lessee is then in default in the observance or performance of any covenant, agreement or obligation of Lessee contained in this Lease. Lessor agrees that if any assignee of Lessee or sublessee or any mortgagee or beneficiary under any deed of trust requests that Lessor give them notice of any default by Lessee under this Lease, that Lessor will give such party notice at the same time notice of default is given to Lessee under the Lease.”

    3.        Paragraph “20. Miscellaneous., Subparagraph M.” is deleted in its entirety and the following paragraph is substituted therefor:

              “M.       Oil, Gas and Mineral Rights. Lessor reserves all oil, gas hydrocarbons and other minerals of every kind and nature below a depth of 500 feet beneath the surface of the Leased Premises, without the right of entry on the surface or within the upper 500 feet of the Leased Premises.”

    4.        Paragraph “20. Miscellaneous.” is further amended by adding Subparagraph “N. Merger Protection.” As follows:

              “N.       Merger Protection. Neither the conveyance of the Lessor’s interest to the Lessee nor the conveyance of the Lessee’s interest to the Lessor shall result in any merger so that the rights of any encumbrancer under Paragraph “13. Hypothecation” of this Lease will in no way be affected.”

    Except as set forth herein, all other terms and conditions of the Lease shall continue in full force and effect and are ratified and confirmed.

LESSOR:

GIN GOR JU

GOR SHEE JU

LESSEE:

KOLL INCOME PROPERTIES, INC.

By

THIRD AMENDMENT TO LEASE

        Reference is hereby made to that certain lease (the “Ground Lease”) entered into as of March 19, 1969, between Gin Gor Ju and Gor Shee Ju as lessor (collectively, the “Lessor”) and the Don Koll Company, Inc., as lessee, a memorandum of which Ground Lease was made as of March 19, 1969, and recorded August 25, 1969 in the Official Records of Orange County, California, in Book 9060 at Page 516 (such lease, together with all amendments heretofore or concurrently or hereafter made, being hereinafter called the “Ground Lease”). All right, title and interest of the Don Koll Company, Inc. under the Ground Lease was assigned to Koll Income Properties, Inc. pursuant to an assignment dated December 8, 1969, which assignment was recorded on December 12, 1969 in the Official Records of Orange County, California in Book 9163 at Page 24. The Ground Lease was amended by a First Amendment to Lease executed on July 30, 1970, and recorded in Book 9504, Page 618 of the Official Records of Orange County, California. All right, title and interest of Koll Income Properties, Inc. under the Ground Lease (so far as it concerns or affects the land described in Exhibit “A” hereto) was assigned to First Fidelity Investment Trust, a Missouri business trust, pursuant to an Assignment recorded May 10, 1972, in Book 10119, Page 981 of the Official Records of Orange County, California as Instrument No. 9729, which Assignment also further amended the Ground Lease. By Quitclaim Deed recorded August 19, 1974 in Book 11224, Page 308 of the Official Records of Orange County, California, the Ground Lessor assigned all its right, title and interest under the Ground Lease to Gin Gor Ju, as Trustee of the Ju Family Trust. The interest of First Fidelity Investment Trust was subsequently assigned to Continental Illinois Properties (now known as Pan-American Properties), a real estate investment trust, pursuant to an instrument recorded February 2, 1979 in Book 13023, Page 355 of the Official Records of Orange County, California. All right, title and interest of Pan-American Properties under the Ground Lease was assigned to James F. Brucker pursuant to that certain instrument recorded on the ____ day of ____, 1979, in Book ____, Page ____ of the Official Records of Orange County, California. All right, title and interest of James F. Brucker was subsequently assigned by him to Leach Corporation, a Delaware corporation (“Lessee”), pursuant to that certain Assignment of Ground Lease, recorded on the ____ day of __________, 1979, in Book ____, Page ____ of the Official Records of Orange County, California.

    WHEREAS the Lessor and Lessee wish to amend the Ground Lease as set forth herein;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Lessor and Lessee do hereby agree as follows:

    1.        The Ground Lease is hereby further amended as follows:

    (a)        Article 4 (entitled “Rental”) is hereby amended by adding a new paragraph “D” thereto, which shall read in its entirety as follows:

               “D.        Penalty for Late Payment. In the event that any quarterly rental payment due hereunder shall not have been paid in full within fifteen (15) calendar days after the due date thereof, then Lessee agrees to pay Lessor, in addition to the rental payment overdue, interest on the overdue amount at an interest rate per annum equal to the lesser of (i) 15% of (ii) the highest rate of interest which can then legally be charged.”

    (b)        Article 7 (entitled “Expenses”) is hereby amended by adding the following sentence to the end of such Article 7: “Lessee agrees to send to Lessor copies of all paid property tax bills for every calendar year that this Lease is in force.”

    (c)        Paragraph “A” of Article 20 (entitled “Miscellaneous”) is hereby amended to reflect the current addresses of the Lessor and Lessee, as follows:

               “To Lessor:

                    GIN GOR JU, TRUSTEE OF THE JU FAMILY TRUST
                    703 Bunker Hill, Apartment 7
                    Los Angeles, California  90012

               To Lessee:

                    LEACH CORPORATION
                    6920 Orangethorpe Avenue
                    Buena Park, California  90620

    2.        James F. Brucker hereby agrees that in the event that Lessee fails to perform all the duties and obligations of Lessee under the Ground Lease, then James F. Brucker, the previous “Lessee” of record, shall be liable for such obligations.

    3.        Except as amended hereby, all other terms and conditions of the Ground Lease shall continue in full force and effect, as so amended by this Agreement.

    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement this 29th day of November, 1979.

LEACH CORPORATION

By	/s/ RICHARD C. ELLIOTT

GIN GOR JU, TRUSTEE OF JU FAMILY TRUST

/s/ JAMES F. BRUCKER

JAMES F. BRUCKER